Oaktree Capital Group, LLC Announces Fourth Quarter and Full-Year 2012 Financial Results

•	Adjusted net income per Class A unit grew to $1.36 and $4.06 for the fourth quarter and full-year 2012, respectively, from $0.33 and $2.15 in 2011, driven by gains in incentive and investment income.

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Distributable earnings per Class A unit grew to $1.37 and $3.82 for the fourth quarter and full-year 2012, respectively, from $0.39 and $2.62 in 2011, on continued strong fee-related earnings and higher incentive income and investment income proceeds.

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Economic net income per Class A unit grew to $1.47 and $5.75 for the fourth quarter and full-year 2012, respectively, from $1.05 and $1.26 in 2011, driven by a substantial increase in incentives created for the full-year period.

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Gross capital raised grew to $11.0 billion in 2012 from $9.8 billion in 2011, representing the sixth consecutive year of $9.8 billion or more. Over the last six years, Oaktree has raised a total of $76.3 billion.

•	GAAP net income attributable to Oaktree Capital Group, LLC was $39.3 million and $107.8 million for the fourth quarter and year ended December 31, 2012, respectively.

•	Oaktree declares a quarterly distribution of $1.05 per Class A unit, for an aggregate distribution of $2.94 for fiscal year 2012.
LOS ANGELES, CA. February 14, 2013 - Oaktree Capital Group, LLC (NYSE: OAK) today reported its financial results for the fourth quarter and year ended December 31, 2012.
Adjusted net income (“ANI”) rose 187%, to $220.4 million in the fourth quarter of 2012, from $76.7 million in the fourth quarter of 2011, on a 71% increase in total segment revenues. The growth in revenues, to $447.0 million from $261.4 million, reflected substantially higher incentive income. Strong fee-related earnings (“FRE”) and incentive income, together with investment income proceeds from Oaktree funds and DoubleLine Capital LP and its affiliate (together, “DoubleLine”), drove distributable earnings up 382%, to $238.1 million in the fourth quarter of 2012 from $49.4 million in the fourth quarter of 2011.
ANI rose 67%, to $717.3 million in the year ended December 31, 2012 from $428.4 million in the prior year, on a 34% increase in total segment revenues. The growth in revenues, to $1.4 billion in 2012 from $1.1 billion in 2011, resulted from record annual incentive income and higher investment income. The incentive income, coupled with higher investment income proceeds from Oaktree funds and DoubleLine, drove distributable earnings to an annual record of $672.2 million in 2012, up 38% from $488.5 million in 2011.
Oaktree’s closed-end funds distributed a quarterly record $5.7 billion to investors in the fourth quarter of 2012 and an annual record $12.7 billion for full-year 2012.
Howard Marks, Chairman, said, “The fourth quarter of 2012 was a record quarter within a record year for Oaktree.  Across the firm, our investment teams delivered the type of performance that is the hallmark of Oaktree’s risk-controlled, value-driven investment approach.  Compelling returns across our many asset classes drove revenues, distributable earnings and distributions to our clients and unitholders to their highest levels ever.”
In addition to ANI, Oaktree calculates economic net income (“ENI”) to facilitate comparability with other alternative asset managers that use ENI as their profit measure. Unlike ANI, ENI measures incentive income based on market values. ENI fell 7%, to $221.7 million in the fourth quarter of 2012 from $237.2 million in the fourth quarter of 2011, and rose 236% for the annual period, to $971.7 million in 2012 from $289.5 million in 2011.

GAAP-basis results for the fourth quarter and year ended December 31, 2012 included net income attributable to Oaktree Capital Group, LLC of $39.3 million and $107.8 million, respectively.

Assets under management were $77.1 billion as of December 31, 2012, down $3.9 billion from September 30, 2012 and up $2.2 billion since December 31, 2011. The decline during the fourth quarter reflected closed-end fund distributions, while the year-over-year gain resulted from market-value appreciation in Oaktree’s funds. Management fee-generating assets under management were $66.8 billion as of December 31, 2012, little changed from $66.2 billion at September 30, 2012 and $67.0 billion as of December 31, 2011. Oaktree’s new distressed debt fund, Oaktree Opportunities Fund IX, L.P. (“Opps IX”), with $5.0 billion of capital commitments, has not yet commenced its investment period and thus was not included in management fee-generating assets under management as of December 31, 2012.

Gross capital raised of $2.3 billion in the fourth quarter brought the full-year 2012 total to $11.0 billion. During the fourth quarter, Oaktree held an interim closing for Oaktree Enhanced Income Fund, L.P. (“EIF”), which invests in senior loan assets on a leveraged basis. EIF had its final close in February 2013 and is expected to reach a total fund size, including leverage, of over $2.0 billion, exceeding our initial target of $1.5 billion. Following its second and most recent close in January 2013, Oaktree Real Estate Opportunities Fund VI, L.P. (“ROF VI”) has committed capital of $436 million, towards a targeted size of $1.5 billion.
In January 2013, Oaktree launched the marketing of Oaktree Principal Fund VI, L.P. (“PF VI”), a control investing closed-end fund, with a target of $3.0 billion in capital commitments. Oaktree’s control investing funds primarily invest to gain control of, or significant influence over, middle-market companies that are experiencing distress or dislocation.
On February 7, 2013, OCM Opportunities Fund VIIb, L.P. (“Opps VIIb”) made its first distribution of the year, in the aggregate cash amount of $700 million. From that distribution, Oaktree currently expects to recognize gross incentive income of approximately $195 million, before associated incentive income compensation expense, in the first quarter of 2013. Using balances as of December 31, 2012, the recognition of $195 million as gross incentive income would leave approximately $937 million as Opps VIIb’s remaining gross accrued incentive (fund level). Opps VIIb is now through both the “catch-up” layer of its distribution waterfall and any impact from prior tax-related incentive distributions to Oaktree; thus, Oaktree’s incentive share of Opps VIIb’s future distributions attributable to its limited partners will equal 20%, before associated incentive income compensation expense.

Oaktree declares a distribution of $1.05 per Class A unit with respect to the fourth quarter of 2012, payable on March 1, 2013 to unitholders of record on February 25, 2013. This payout will bring to $2.94 the total distributions applicable to fiscal year 2012.

The table below presents: (a) fee-related earnings, distributable earnings, adjusted net income and economic net income, in each case for both the Operating Group and per Class A unit; and (b) assets under management and accrued incentives (fund level) data. Please refer to the Glossary for definitions.

	As of or for the Three Months Ended December 31,		As of or for the Year Ended December 31,
	2012	2011	2012	2011
	(in thousands, except per unit data or as otherwise indicated)
Segment Results:
Fee-related earnings	$71,760	$79,532	$307,299	$314,968
Fee-related earnings-OCG per Class A unit	0.40	0.39	1.62	1.47
Distributable earnings	238,134	49,423	672,181	488,535
Distributable earnings-OCG per Class A unit	1.37	0.39	3.82	2.62
Adjusted net income	220,376	76,707	717,250	428,384
Adjusted net income-OCG per Class A unit	1.36	0.33	4.06	2.15
Economic net income	221,705	237,214	971,733	289,512
Economic net income-OCG per Class A unit	1.47	1.05	5.75	1.26
Operating Metrics:
Assets under management (in millions):
Assets under management	$77,051	$74,857	$77,051	$74,857
Management fee-generating assets under management	66,784	66,964	66,784	66,964
Incentive-creating assets under management	33,989	36,155	33,989	36,155
Uncalled capital commitments	11,201	11,201	11,201	11,201
Accrued incentives (fund level):
Incentives created (fund level)	209,500	201,747	911,947	(75,916)
Incentives created (fund level), net of associated incentive income compensation expense	116,994	120,548	522,800	(30,600)
Accrued incentives (fund level)	2,137,798	1,686,967	2,137,798	1,686,967
Accrued incentives (fund level), net of associated incentive income compensation expense	1,282,194	1,027,711	1,282,194	1,027,711

Note: Oaktree discloses in this earnings release certain financial measures, including fee-related earnings, fee-related earnings-OCG per Class A unit, distributable earnings, distributable earnings-OCG per Class A unit, adjusted net income, adjusted net income-OCG per Class A unit, economic net income and economic net income-OCG per Class A unit, that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States (“non-GAAP”). Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are presented in Exhibit A. All non-GAAP measures, except adjusted net income, and all interim results presented in this earnings release are unaudited.  GAAP-basis results for the year ended December 31, 2012 are subject to the completion of Oaktree’s annual audit. All information in this earnings release gives effect to the conversion of previously outstanding 13,000 Class C units into Class A units on a one-for-one basis before the initial public offering of Class A units.

Operating Metrics
Assets under management
Assets under management (“AUM”) were $77.1 billion as of December 31, 2012, as compared with $81.0 billion as of September 30, 2012 and $74.9 billion as of December 31, 2011. The $3.9 billion decrease since September 30, 2012 primarily reflected $5.7 billion in distributions to investors in our closed-end funds and $1.6 billion in uncalled capital commitments associated with the end of closed-end fund investment periods, partially offset by $2.1 billion of market-value gains. The $5.7 billion of closed-end fund distributions primarily included $2.5 billion by Opps VIIb, $1.2 billion by other distressed debt funds and $1.1 billion by control investing funds. Oaktree PPIP Fund, L.P. (“PPIP”) represented $1.2 billion of the $1.6 billion in uncalled capital commitments to funds whose investment periods ended in the fourth quarter of 2012.
The $2.2 billion increase in AUM during 2012 was attributable primarily to market-value gains of $9.6 billion and new capital commitments of $6.5 billion to closed-end funds, partially offset by $12.7 billion of distributions to investors in closed-end funds. Of the new capital commitments, Opps IX represented $5.0 billion. Net inflows to open-end funds were $0.5 billion, driven by $1.0 billion in net inflows to U.S. high yield bonds.
Management fee-generating assets under management
Management fee-generating assets under management (“management fee-generating AUM”) were $66.8 billion as of December 31, 2012, as compared to $66.2 billion as of September 30, 2012 and $67.0 billion as of December 31, 2011. The increase of $0.6 billion in the fourth quarter of 2012 represented increases of $0.9 billion from market-value gains in funds for which management fees are based on NAV and $0.6 billion in net inflows across open-end funds, partially offset by a decrease of $1.1 billion attributable to closed-end funds in liquidation. Of the latter, Opps VIIb accounted for $0.7 billion.
As compared to December 31, 2011, management fee-generating AUM decreased $0.2 billion, reflecting the net effect of a $5.5 billion decline from asset sales by closed-end funds in liquidation, $3.9 billion in market-value gains in funds for which management fees are based on NAV, and an increase of $1.0 billion upon closings for Oaktree Real Estate Opportunities Fund V, L.P. (“ROF V”) and ROF VI, and drawdowns by PPIP and EIF, including leverage.
Incentive-creating assets under management
Incentive-creating assets under management (“incentive-creating AUM”) were $34.0 billion as of December 31, 2012, as compared with $37.1 billion as of September 30, 2012 and $36.2 billion as of December 31, 2011. The decrease of $3.1 billion in the fourth quarter of 2012 reflected closed-end fund distributions of $5.3 billion, partially offset by drawdowns and market-value gains of $1.0 billion and $1.1 billion, respectively.
As compared to December 31, 2011, incentive-creating AUM decreased $2.2 billion, primarily reflecting the net effect of $12.1 billion in closed-end fund distributions, $4.5 billion in drawdowns and $5.4 billion in market-value gains. Of the $34.0 billion in incentive-creating AUM as of December 31, 2012, $25.6 billion, or 75.3%, was generating incentives at the fund level.
Accrued incentives (fund level) and incentives created (fund level)
Accrued incentives (fund level) amounted to $2.1 billion as of December 31, 2012, as compared with $2.1 billion as of September 30, 2012 and $1.7 billion as of December 31, 2011. The $0.4 billion increase in 2012 resulted from $911.9 million of incentives created, less $461.1 million of segment incentive income recognized.
Net of incentive income compensation expense, accrued incentives (fund level) amounted to $1.3 billion, $1.3 billion and $1.0 billion as of December 31, 2012, September 30, 2012 and December 31, 2011, respectively.
Uncalled capital commitments
Uncalled capital commitments amounted to $11.2 billion as of December 31, 2012, as compared with $13.3 billion as of September 30, 2012 and $11.2 billion as of December 31, 2011.

Segment Results
Revenues
Total segment revenues increased $185.6 million, or 71.0%, to $447.0 million for the fourth quarter of 2012 from $261.4 million for the fourth quarter of 2011, as a result of growth of $178.2 million in incentive income and $8.7 million in investment income, slightly offset by a decline of $1.4 million in management fees.
Total segment revenues increased $358.9 million, or 34.1%, to $1.41 billion for the year ended December 31, 2012 from $1.05 billion for 2011, as a result of growth of $23.1 million in management fees, $157.1 million in incentive income and $178.6 million in investment income.
Management fees
Management fees decreased $1.4 million, or 0.8%, to $184.7 million for the fourth quarter of 2012 from $186.1 million in the prior year’s fourth quarter. The decline reflected a decrease of $17.6 million in fees attributable to closed-end funds in liquidation and increases of $8.0 million from new commitments to closed-end funds and $5.4 million from open-end funds resulting from market-value gains and net inflows. Among closed-end funds in liquidation, Opps VIIb accounted for $9.5 million of the decline. During the fourth quarter of 2012, closed-end funds accounted for $140.8 million, or 76.2%, of total management fees.
Management fees increased $23.1 million, or 3.2%, to $747.4 million for full-year 2012 from $724.3 million in 2011. The increase reflected $94.6 million from new commitments to closed-end funds and a decline of $67.8 million attributable to closed-end funds in liquidation. Funds that accounted for the majority of the new capital commitments were Oaktree Opportunities Fund VIIIb, L.P. (“Opps VIIIb”), Oaktree European Principal Fund III, L.P. (“EPF III”), ROF V and ROF VI. Of the funds in liquidation, Opps VIIb accounted for $40.7 million of the decline. During 2012, closed-end funds accounted for $580.6 million, or 77.7%, of total management fees.
Incentive income
Incentive income increased $178.2 million, or 555.1%, to $210.3 million for the fourth quarter of 2012, from $32.1 million for the prior year’s fourth quarter. Tax-related incentive distributions from Opps VIIb accounted for $103.8 million of the total $210.3 million in the fourth quarter of 2012 and none of the prior year’s $32.1 million. In the fourth quarter of 2012, $40.4 million of incentive income was attributable to the annual incentive fee from our evergreen fund Oaktree Value Opportunities Fund, L.P., with the remaining $66.1 million arising primarily from distributions by four different control investing and real estate funds.
Incentive income increased $157.1 million, or 51.7%, to $461.1 million for the year ended December 31, 2012, from $304.0 million in 2011. Of the $461.1 million, $203.5 million was attributable to realizations and related distributions by five of our real estate and control investing funds. Tax-related incentive distributions accounted for $200.7 million and $202.2 million of incentive income in 2012 and 2011, respectively, in both cases largely attributable to Opps VIIb.
Investment income
Investment income increased $8.7 million, or 20.1%, to $52.0 million for the fourth quarter of 2012 from $43.3 million for the fourth quarter of 2011, primarily as a result of Oaktree’s investment in DoubleLine and secondarily as a result of higher income from Oaktree funds. Oaktree’s income from its one-fifth ownership of DoubleLine grew from $1.0 million in the fourth quarter of 2011 to $6.8 million in the fourth quarter of 2012, of which the latter included $2.8 million attributable to performance fees.
Investment income increased $178.6 million, or 750.4%, to $202.4 million for the year ended December 31, 2012 from $23.8 million for 2011. Oaktree’s investments in funds contributed $157.7 million of the increase, largely reflecting the considerably stronger financial markets in 2012 versus 2011. The remainder was primarily attributable to DoubleLine’s income, of which Oaktree’s share increased from $1.8 million in 2011 to $22.9 million in 2012, with the latter including $8.0 million related to performance fees.

Expenses
Compensation and benefits
Compensation and benefits for the fourth quarter of 2012 amounted to $82.1 million, an increase of $2.1 million, or 2.6%, from the fourth quarter of 2011. For the year ended December 31, 2012, compensation and benefits rose $22.0 million, or 7.1%, to $330.1 million from $308.1 million in 2011. Headcount, primarily in non-investment areas, grew 11.2% during 2012.
Incentive income compensation expense
Incentive income compensation expense rose $36.4 million, or 53.6%, to $104.3 million for the fourth quarter of 2012 from $67.9 million for the fourth quarter of 2011. For the year ended December 31, 2012, incentive income compensation expense rose $43.4 million, or 24.2%, to $222.6 million from $179.2 million for 2011. Benefiting comparisons for both 2012 periods was a charge of $55.5 million in the fourth quarter of 2011 upon the acquisition of a small portion of certain investment professionals’ carried interest in Opps VIIb. Serving to increase compensation expense in the 2012 periods were increases in incentive income revenue of $178.2 million and $157.1 million in the fourth quarter and full-year 2012, respectively.
General, administrative and other expenses
General, administrative and other expenses increased $4.3 million, or 16.2%, to $30.8 million for the fourth quarter of 2012 from $26.5 million in the fourth quarter of 2011. For the year ended December 31, 2012, general, administrative and other expenses rose $8.9 million, or 8.8%, to $110.1 million from $101.2 million for 2011. Excluding the impact of foreign currency-related items, general, administrative and other expenses increased $2.8 million, or 10.7%, to $29.5 million for the fourth quarter of 2012, and $5.6 million, or 5.5%, to $107.0 million for full-year 2012. In each case, the increase reflected costs associated with corporate growth, enhancements to our operational infrastructure, heightened industry regulatory demands and being a public company.
Adjusted net income
Adjusted net income rose $143.7 million, or 187.4%, to $220.4 million for the fourth quarter of 2012 from $76.7 million for the fourth quarter of 2011, reflecting $141.8 million higher incentive income, net of incentive income compensation expense, an increase of $8.7 million in investment income, and a decrease of $7.7 million in fee-related earnings. The portion of adjusted net income attributable to our Class A units (“adjusted net income-OCG”) was $41.0 million and $7.4 million for the fourth quarters of 2012 and 2011, respectively. On a per Class A unit basis, adjusted net income-OCG amounted to $1.36 and $0.33 for the fourth quarters of 2012 and 2011, respectively.
Adjusted net income rose $288.9 million, or 67.4%, to $717.3 million for the year ended December 31, 2012 from $428.4 million for 2011, reflecting increases of $178.6 million in investment income and $113.7 million in incentive income, net of incentive income compensation expense, and a decrease of $7.7 million in fee-related earnings. Adjusted net income-OCG was $114.4 million and $48.8 million for the years ended December 31, 2012 and 2011, respectively. On a per Class A unit basis, adjusted net income-OCG amounted to $4.06 and $2.15 for 2012 and 2011, respectively.
The effective income tax rates applied to ANI for the years ended December 31, 2012 and 2011, respectively, were 14% and 24%, resulting in effective income tax rates of 7% and 35% for the fourth quarters of 2012 and 2011, respectively. The full-year 2012 effective income tax rate of 14% for adjusted net income-OCG excluded a one-time adjustment to deferred tax assets. Including this adjustment, the effective income tax rate for 2012 was 18%. The effective income tax rate is a function of the mix of income and other factors, each of which often varies significantly within or between years and can have a material impact on the particular year’s income tax expense.
Fee-related earnings
Fee-related earnings decreased $7.7 million, or 9.7%, to $71.8 million for the fourth quarter of 2012 from $79.5 million for the fourth quarter of 2011, reflecting the $1.4 million decline in management fees and $4.3 million increase in general, administrative and other expenses. The portion of FRE attributable to our Class A units (“fee-related earnings-OCG”) was $0.40 and $0.39 per Class A unit for the fourth quarters of 2012 and 2011, respectively.
Fee-related earnings decreased $7.7 million, or 2.4%, to $307.3 million for the year ended December 31, 2012 from $315.0 million for 2011. Fee-related earnings-OCG were $1.62 and $1.47 per Class A unit for 2012 and 2011, respectively.
The effective income tax rates applied to FRE for the years ended December 31, 2012 and 2011, respectively, were 18% and 29%, resulting in effective income tax rates of 16% and 25% for the fourth quarters of 2012 and 2011, respectively. The full-year 2012 effective income tax rate of 18% for fee-related earnings-OCG excluded a one-time adjustment to deferred tax assets. Including this adjustment, the effective income tax rate for 2012 was 28%.
Distributable earnings
Distributable earnings increased $188.7 million, or 382.0%, to $238.1 million for the fourth quarter of 2012 from $49.4 million for the fourth quarter of 2011, reflecting increases of $141.8 million in incentive income, net of incentive income compensation expense, and $52.7 million in receipts of investment income, slightly offset by a decline of $7.7 million in fee-related earnings. For the fourth quarter of 2012, receipts of investment income totaled $70.2 million and reflected $50.0 million from fund liquidations and $20.8 million from Oaktree’s one-fifth equity ownership in DoubleLine, of which the latter included $4.8 million attributable to performance fees. The portion of distributable earnings attributable to our Class A units (“distributable earnings-OCG”) was $1.37 and $0.39 per unit for the fourth quarters of 2012 and 2011, respectively, reflecting distributable earnings per Operating Group unit of $1.58 and $0.33, respectively, less costs borne by Class A unitholders for professional fees and other expenses, cash taxes attributable to the Intermediate Holding Companies and amounts payable pursuant to the tax receivable agreement.
Distributable earnings increased $183.7 million, or 37.6%, to $672.2 million for the year ended December 31, 2012 from $488.5 million for 2011, reflecting increases of $113.7 million in incentive income, net of incentive income compensation expense, and $73.3 million in receipts of investment income, slightly offset by a decline of $7.7 million in fee-related earnings. For full-year 2012, receipts of investment income totaled $163.5 million and reflected $129.6 million from fund liquidations and $33.8 million from Oaktree’s one-fifth equity ownership in DoubleLine, of which the latter included $8.7 million attributable to performance fees. Distributable earnings-OCG were $3.82 and $2.62 per unit for 2012 and 2011, respectively, reflecting distributable earnings per Operating Group unit of $4.47 and $3.29, respectively, less the aforementioned costs borne by Class A unitholders.
GAAP-Basis Results
Net income attributable to Oaktree Capital Group, LLC was $39.3 million for the fourth quarter of 2012. The comparable amount in the fourth quarter of 2011 was a net loss of $28.9 million, which included significant non-cash compensation expense stemming from the vesting of units held by Oaktree’s employees at the time of our private equity offering in May 2007. The vesting period for that equity ended on January 2, 2012.
Net income attributable to Oaktree Capital Group, LLC was $107.8 million for the year ended December 31, 2012. The comparable amount in 2011 was a net loss of $96.0 million, which included a full year’s worth of the previously mentioned non-cash compensation expense.
Capital and Liquidity
As of December 31, 2012, Oaktree had an available cash balance of $458.2 million, or $828.8 million when including investments in U.S. Treasury and government agency securities, and $615.2 million in outstanding debt. Oaktree had then and currently has no borrowings outstanding against its $500 million revolving bank credit facility. Oaktree’s investments in funds and companies had a carrying value of $1.1 billion as of December 31, 2012. While all of these investments in funds and companies follow the equity method of accounting, whereby original cost is adjusted for Oaktree’s share of income/loss and distributions, investments in funds reflect each fund’s holdings at fair value, whereas investments in DoubleLine and other companies are not adjusted to reflect the fair value of the underlying companies.

Distribution
Oaktree Capital Group, LLC has declared a distribution attributable to the fourth quarter of 2012 of $1.05 per Class A unit, bringing to $2.94 the aggregate distributions for the four quarters applicable to fiscal year 2012. This distribution will be paid on March 1, 2013 to Class A unitholders of record at the close of business on February 25, 2013.
Conference Call
Oaktree will host a conference call to discuss fourth quarter and full-year 2012 results today at 2:00 p.m. Eastern Time / 11:00 a.m. Pacific Time. The conference call may be accessed by dialing (888) 769-9724 (U.S. callers) or +1 (415) 228-4639 (non-U.S. callers), participant password OAKTREE. Alternatively, a live webcast of the conference call can be accessed through the Unitholders – Investor Relations section of the Oaktree website, http://ir.oaktreecapital.com/.
For those individuals unable to listen to the live broadcast of the conference call, a replay will be available for 30 days on Oaktree’s website, or by dialing (800) 294-4350 (U.S. callers) or +1 (402) 220-9777 (non-U.S. callers), beginning approximately one hour after the broadcast.
About Oaktree
Oaktree is a leading global investment management firm focused on alternative markets, with $77.1 billion in assets under management as of December 31, 2012. The firm emphasizes an opportunistic, value-oriented and risk-controlled approach to investments in distressed debt, corporate debt (including high yield debt and senior loans), control investing, convertible securities, real estate and listed equities. Headquartered in Los Angeles, the firm has over 700 employees and offices in 13 cities worldwide. For additional information, please visit Oaktree’s website at www.oaktreecapital.com.

Contacts:

Investor Relations:	Oaktree Capital Group, LLC
Andrea D. Williams
(213) 830-6483
investorrelations@oaktreecapital.com

Press Relations:	Sard Verbinnen & Co
John Christiansen or Lucy Neugart
(415) 618-8750
jchristiansen@sardverb.com or lneugart@sardverb.com

Carissa Ramirez
(312) 895-4701
cramirez@sardverb.com

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933 (the “Securities Act”) and Section 21E of the U.S. Securities Exchange Act of 1934, each as amended, which reflect the current views of Oaktree Capital Group, LLC (“OCG”), with respect to, among other things, its future results of operations and financial performance. In some cases, you can identify forward-looking statements by words such as “anticipate,” “approximately,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “seek,” “should,” “will” and “would” or the negative version of these words or other comparable or similar words. These statements identify prospective information. Important factors could cause actual results to differ, possibly materially, from those indicated in these statements. Forward-looking statements are based on OCG’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to OCG. Such forward-looking statements are subject to risks and uncertainties and assumptions relating to OCG’s operations, financial results, financial condition, business prospects, growth strategy and liquidity, including, but not limited to, changes in our anticipated revenue and income, which are inherently volatile; changes in the value of our investments; the pace of our raising of new funds; the timing and receipt of and impact of taxes on carried interest; distributions from and liquidation of our existing funds; changes in our operating or other expenses; the degree to which we encounter competition; and general economic and market conditions. The factors listed in the section captioned “Risk Factors” in OCG’s prospectus dated April 11, 2012, which was filed with the SEC on April 12, 2012 in accordance with Rule 424(b) of the Securities Act, and in Part II, Item 1A, “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, each of which is accessible on the SEC’s website at www.sec.gov, provide examples of risks, uncertainties and events that may cause OCG’s actual results to differ materially from the expectations described in its forward-looking statements.
Forward-looking statements speak only as of the date the statements are made. Except as required by law, OCG does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.
This release and its contents do not constitute and should not be construed as (a) a recommendation to buy, (b) an offer to buy or solicitation of an offer to buy, (c) an offer to sell or (d) advice in relation to, any securities of OCG or securities of any Oaktree investment fund.

Consolidated Statements of Operations (GAAP basis)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(in thousands, except per unit data)
Consolidated Statements of Operations:
Revenues:
Management fees	$42,755	$35,945	$134,568	$140,715
Incentive income	4,047	—	10,415	15,055
Total revenues	46,802	35,945	144,983	155,770
Expenses:
Compensation and benefits	(82,111)	(80,103)	(330,018)	(308,194)
Incentive income compensation expense	(104,326)	(67,862)	(222,594)	(179,234)
Equity-based compensation	(8,860)	(238,183)	(36,342)	(948,746)
Total compensation and benefits expense	(195,297)	(386,148)	(588,954)	(1,436,174)
General, administrative and other expenses	(30,847)	(26,232)	(108,814)	(103,617)
Consolidated fund expenses	(21,864)	(29,561)	(92,835)	(105,073)
Total expenses	(248,008)	(441,941)	(790,603)	(1,644,864)
Other income (loss):
Interest expense	(12,134)	(13,079)	(45,773)	(50,943)
Interest and dividend income	510,353	571,648	1,966,317	2,565,630
Net realized gain on investments	1,655,818	435,369	4,560,782	1,744,135
Net change in unrealized appreciation (depreciation) on investments	(599,436)	1,140,128	835,160	(3,064,676)
Investment income (loss)	7,699	(46)	25,382	8,600
Other income (expense), net	(1,507)	(1,604)	7,027	(1,209)
Total other income	1,560,793	2,132,416	7,348,895	1,201,537
Income (loss) before income taxes	1,359,587	1,726,420	6,703,275	(287,557)
Income taxes	(3,365)	(5,168)	(30,858)	(21,088)
Net income (loss)	1,356,222	1,721,252	6,672,417	(308,645)
Less:
Net income attributable to non-controlling redeemable interests in consolidated funds	(1,148,042)	(1,888,260)	(6,016,342)	(233,573)
Net (income) loss attributable to OCGH non-controlling interest	(168,909)	138,065	(548,265)	446,246
Net income (loss) attributable to Oaktree Capital Group, LLC	$39,271	$(28,943)	$107,810	$(95,972)
Distributions declared per Class A unit	$0.55	$0.29	$2.31	$2.34
Net income (loss) per unit (basic and diluted):
Net income (loss) per Class A unit	$1.30	$(1.28)	$3.83	$(4.23)
Weighted average number of Class A units outstanding	30,181	22,677	28,170	22,677

Segment Financial Data

	As of or for the Three Months Ended December 31,		As of or for the Year Ended December 31,
	2012	2011	2012	2011
	(in thousands, except per unit data or as otherwise indicated)
Segment Statements of Operations Data: (1)
Revenues:
Management fees	$184,748	$186,065	$747,440	$724,321
Incentive income	210,255	32,057	461,116	303,963
Investment income	52,010	43,259	202,392	23,763
Total revenues	447,013	261,381	1,410,948	1,052,047
Expenses:
Compensation and benefits	(82,144)	(80,036)	(330,059)	(308,115)
Incentive income compensation expense	(104,326)	(67,862)	(222,594)	(179,234)
General, administrative and other expenses	(30,844)	(26,497)	(110,082)	(101,238)
Total expenses	(217,314)	(174,395)	(662,735)	(588,587)
Adjusted net income before interest and other income (expense)	229,699	86,986	748,213	463,460
Interest expense, net of interest income (2)	(7,816)	(8,675)	(31,730)	(33,867)
Other income (expense), net	(1,507)	(1,604)	767	(1,209)
Adjusted net income	$220,376	$76,707	$717,250	$428,384
Adjusted net income-OCG	$41,011	$7,420	$114,395	$48,777
Adjusted net income-OCG per Class A unit	1.36	0.33	4.06	2.15
Fee-related earnings	71,760	79,532	307,299	314,968
Fee-related earnings-OCG	11,986	8,844	45,587	33,397
Fee-related earnings-OCG per Class A unit	0.40	0.39	1.62	1.47
Distributable earnings	238,134	49,423	672,181	488,535
Distributable earnings-OCG	41,252	8,817	107,678	59,446
Distributable earnings-OCG per Class A unit	1.37	0.39	3.82	2.62
Economic net income	221,705	237,214	971,733	289,512
Economic net income-OCG	44,385	23,790	161,980	28,500
Economic net income-OCG per Class A unit	1.47	1.05	5.75	1.26
Weighted average number of Operating Group units outstanding	150,463	148,531	150,539	148,633
Weighted average number of Class A units outstanding	30,181	22,677	28,170	22,677
Operating Metrics:
Assets under management (in millions):
Assets under management	$77,051	$74,857	$77,051	$74,857
Management fee-generating assets under management	66,784	66,964	66,784	66,964
Incentive-creating assets under management	33,989	36,155	33,989	36,155
Uncalled capital commitments (3)	11,201	11,201	11,201	11,201
Accrued incentives (fund level): (4)
Incentives created (fund level)	209,500	201,747	911,947	(75,916)
Incentives created (fund level), net of associated incentive income compensation expense	116,994	120,548	522,800	(30,600)
Accrued incentives (fund level)	2,137,798	1,686,967	2,137,798	1,686,967
Accrued incentives (fund level), net of associated incentive income compensation expense	1,282,194	1,027,711	1,282,194	1,027,711

(1)
Our business is comprised of one segment, our investment management segment, which consists of the investment management services that we provide to our clients. The components of revenues and expenses used in determining adjusted net income do not give effect to the consolidation of the funds that we manage. In addition, adjusted net income excludes the effect of: (a) non-cash equity compensation charges related to Oaktree Capital Group Holdings, L.P. (“OCGH”) units issued prior to our initial public offering, (b) income taxes,

(c) expenses that OCG or its Intermediate Holding Companies bear directly and (d) the adjustment for the OCGH non-controlling interest. Adjusted net income is calculated at the Operating Group level. For additional information regarding the reconciling adjustments discussed above, please see Exhibit A.

(2)
Interest income was $0.7 million and $0.1 million for the three months ended December 31, 2012 and 2011, respectively, and $2.6 million and $2.3 million for the years ended December 31, 2012 and 2011, respectively.

(3)
Uncalled capital commitments represent undrawn capital commitments by partners (including Oaktree as general partner) of our closed-end funds in their investment periods. If a fund distributes capital during its investment period, that capital is typically subject to possible recall, in which case it is included in uncalled capital commitments.

(4)
Our funds record as accrued incentives the incentive income that would be paid to us if the funds were liquidated at their reported values as of the date of the financial statements. Incentives created (fund level) refers to the amount generated by the funds during the period. We refer to the amount of incentive income recognized as revenue by us as segment incentive income. We recognize incentive income when it becomes fixed or determinable, all related contingencies have been removed and collection is reasonably assured. Amounts recognized by us as incentive income no longer are included in accrued incentives (fund level), the term we use for remaining fund-level accruals. Incentives created (fund level), incentive income and accrued incentives (fund level) are presented gross, without deduction for direct compensation expense that is owed to our investment professionals associated with the particular fund when we earn the incentive income. We call that charge “incentive income compensation expense.” Incentive income compensation expense varies by the investment strategy and vintage of the particular fund, among other factors, but generally equals between 40% and 55% of segment incentive income revenue.

Operating Metrics
We monitor certain operating metrics that are either common to the alternative asset management industry or that we believe provide important data regarding our business. As described below, these operating metrics include AUM, management fee-generating AUM, incentive-creating AUM, incentives created (fund level), accrued incentives (fund level) and uncalled capital commitments.
Assets Under Management

		As of
		December 31, 2012	September 30, 2012	December 31, 2011
		(in millions)
Assets Under Management:
Closed-end funds		$45,700	$50,966	$47,425
Open-end funds		29,092	27,589	25,042
Evergreen funds		2,259	2,412	2,390
Total		$77,051	$80,967	$74,857

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(in millions)
Change in Assets Under Management:
Beginning balance	$80,967	$73,010	$74,857	$82,672
Closed-end funds:
New capital commitments	599	1,602	6,456	5,734
Distributions for a realization event/other	(5,716)	(1,574)	(12,663)	(10,547)
Uncalled capital commitments at end of investment period	(1,634)	(18)	(1,634)	(1,227)
Foreign currency translation	142	(267)	99	(260)
Change in market value (1)	1,216	1,688	5,810	394
Change in applicable leverage	127	(43)	207	(50)
Open-end funds:
Contributions	1,607	535	4,394	3,702
Redemptions	(967)	(1,406)	(3,869)	(5,039)
Foreign currency translation	81	(89)	65	(93)
Change in market value (1)	782	1,390	3,460	350
Evergreen funds:
Contributions	71	196	140	345
Redemptions	(282)	(256)	(548)	(531)
Distributions from restructured funds	(23)	(11)	(57)	(537)
Foreign currency translation	1	(2)	1	20
Change in market value (1)	80	102	333	(76)
Ending balance	$77,051	$74,857	$77,051	$74,857

(1)	Change in market value represents the change in NAV of our funds resulting from current income and realized and unrealized gains/losses on investments, less management fees and other fund expenses.

Management Fee-Generating AUM

		As of
		December 31, 2012	September 30, 2012	December 31, 2011
		(in millions)
Management Fee-Generating Assets Under Management:
Closed-end funds		$35,750	$36,509	$39,867
Open-end funds		29,056	27,553	25,025
Evergreen funds		1,978	2,109	2,072
Total		$66,784	$66,171	$66,964

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(in millions)
Change in Management Fee-Generating Assets Under Management:
Beginning balance	$66,171	$63,367	$66,964	$66,175
Closed-end funds:
New capital commitments to funds that pay fees based on committed capital	—	4,431	486	7,997
Capital drawn by funds that pay fees based on drawn capital or NAV	222	277	968	1,034
Change for funds that pay fees based on the lesser of funded capital or cost basis during liquidation (1)	(1,071)	(1,466)	(5,457)	(4,285)
Change in fee basis from committed capital to drawn capital	—	—	—	(978)
Uncalled capital commitments at end of investment period for funds that pay fees based on committed capital	(57)	—	(57)	(1,066)
Distributions by funds that pay fees based on NAV	(141)	(70)	(512)	(460)
Foreign currency translation	143	(53)	148	(23)
Change in market value (2)	19	53	125	(12)
Change in applicable leverage	126	(43)	182	(50)
Open-end funds:
Contributions	1,608	535	4,380	3,701
Redemptions	(967)	(1,405)	(3,869)	(5,039)
Foreign currency translation	81	(89)	65	(93)
Change in market value	781	1,390	3,455	351
Evergreen funds:
Contributions	71	196	140	345
Redemptions	(282)	(255)	(548)	(527)
Change in market value	80	96	314	(106)
Ending balance	$66,784	$66,964	$66,784	$66,964

(1)
For most closed-end funds, management fees are charged during the liquidation period on the lesser of (a) total funded capital and (b) the cost basis of assets remaining in the fund, with the cost basis of assets generally calculated by excluding cash balances. Thus, changes in fee basis during the liquidation period are not dependent on distributions made from the fund; rather, they are tied to the cost basis of the fund’s investments, which generally declines as the fund sells assets.

(2)	The change in market value reflects certain funds that pay management fees based on NAV and leverage, as applicable.

	As of December 31,
	2012	2011
	(in millions)
Reconciliation of Assets Under Management to Management Fee-Generating Assets Under Management:
Assets under management	$77,051	$74,857
Difference between assets under management and committed capital or cost basis for closed-end funds (1)	(3,164)	(4,031)
Capital commitments to funds that have not yet begun to generate management fees	(5,016)	(85)
Undrawn capital commitments to funds for which management fees are based on drawn capital or NAV	(584)	(1,981)
Oaktree’s general partner investments in management fee-generating funds	(1,041)	(1,052)
Closed-end funds that are no longer paying management fees	(231)	(472)
Funds for which management fees were permanently waived	(231)	(272)
Management fee-generating assets under management	$66,784	$66,964

(1)	Not applicable to closed-end funds that pay management fees based on NAV or leverage, as applicable.
The period-end weighted average annual management fee rates applicable to the respective management fee-generating AUM balances are set forth below:

	As of December 31,
	2012	2011
Weighted Average Annual Management Fee Rates:
Closed-end funds	1.51%	1.48%
Open-end funds	0.49	0.47
Evergreen funds	1.82	1.79
Overall	1.07	1.11

Incentive-Creating AUM

	As of
	December 31, 2012	September 30, 2012	December 31, 2011
	(in millions)
Incentive-Creating Assets Under Management:
Closed-end funds	$32,058	$34,980	$34,062
Evergreen funds	1,931	2,091	2,093
Total	$33,989	$37,071	$36,155
Accrued Incentives and Incentives Created (Fund Level)

	As of or for the Three Months Ended December 31,		As of or for the Year Ended December 31,
	2012	2011	2012	2011
	(in thousands)
Accrued Incentives (Fund Level):
Beginning balance	$2,138,553	$1,517,277	$1,686,967	$2,066,846
Incentives created (fund level):
Closed-end funds	196,273	201,355	869,557	(81,216)
Evergreen funds	13,227	392	42,390	5,300
Total incentives created (fund level)	209,500	201,747	911,947	(75,916)
Less: segment incentive income recognized by us	(210,255)	(32,057)	(461,116)	(303,963)
Ending balance	$2,137,798	$1,686,967	$2,137,798	$1,686,967
Accrued incentives (fund level), net of associated incentive income compensation expense	$1,282,194	$1,027,711	$1,282,194	$1,027,711
Uncalled Capital Commitments
Uncalled capital commitments amounted to $11.2 billion as of December 31, 2012, as compared with $13.3 billion as of September 30, 2012 and $11.2 billion as of December 31, 2011.

Segment Results
Our business is comprised of one segment, our investment management segment, which consists of the investment management services that we provide to our clients.
Adjusted Net Income
Adjusted net income and adjusted net income-OCG, as well as per unit data, for the three and twelve months ended December 31, 2012 and 2011, are set forth below:

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012		2011
	(in thousands, except per unit data)
Revenues:
Management fees	$184,748	$186,065	$747,440		$724,321
Incentive income	210,255	32,057	461,116		303,963
Investment income	52,010	43,259	202,392		23,763
Total revenues	447,013	261,381	1,410,948		1,052,047
Expenses:
Compensation and benefits	(82,144)	(80,036)	(330,059)		(308,115)
Incentive income compensation expense	(104,326)	(67,862)	(222,594)		(179,234)
General, administrative and other expenses	(30,844)	(26,497)	(110,082)		(101,238)
Total expenses	(217,314)	(174,395)	(662,735)		(588,587)
Adjusted net income before interest and other income (expense)	229,699	86,986	748,213		463,460
Interest expense, net of interest income (1)	(7,816)	(8,675)	(31,730)		(33,867)
Other income (expense), net	(1,507)	(1,604)	767		(1,209)
Adjusted net income	220,376	76,707	717,250		428,384
Adjusted net income attributable to OCGH non-controlling interest	(176,171)	(64,997)	(582,746)		(363,068)
Non-Operating Group other income	—	—	6,260	(2)	—
Non-Operating Group expenses	(160)	(364)	(553)		(768)
Adjusted net income-OCG before income taxes	44,045	11,346	140,211		64,548
Income taxes-OCG	(3,034)	(3,926)	(25,816)	(2)	(15,771)
Adjusted net income-OCG	$41,011	$7,420	$114,395		$48,777
Adjusted net income-OCG per Class A unit	$1.36	$0.33	$4.06		$2.15
Weighted average number of Class A units outstanding	30,181	22,677	28,170		22,677

(1)
Interest income was $0.7 million and $0.1 million for the three months ended December 31, 2012 and 2011, respectively, and $2.6 million and $2.3 million for the years ended December 31, 2012 and 2011, respectively.

(2)
A one-time adjustment in the second quarter of 2012 had the effect of increasing income taxes-OCG by $(7,134) and increasing non-Operating Group other income by $6,260, for a net effect of additional after-tax OCG expense of $(874). This adjustment stemmed from reductions in deferred tax assets and the liability for amounts due to affiliates. The effective income tax rate applicable to adjusted net income-OCG before income taxes for the year ended December 31, 2012 was 14% without the $(7,134) one-time expense and 18% with it.

Investment Income (Loss)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(in thousands)
Income (loss) from investments in funds:
Oaktree funds:
Distressed debt	$21,157	$32,748	$106,810	$11,857
Control investing	7,271	5,216	28,322	2,226
Corporate debt	4,461	2,783	14,670	2,507
Real estate	6,726	3,173	19,927	3,417
Listed equities	6,178	(457)	8,307	(2,962)
Convertible securities	27	10	141	(78)
Non-Oaktree	(186)	(1,375)	1,526	5,006
Income from investments in companies:
DoubleLine and other	6,376	1,161	22,689	1,790
Total investment income	$52,010	$43,259	$202,392	$23,763
Fee-Related Earnings
Fee-related earnings and fee-related earnings-OCG, as well as per unit data, for the three and twelve months ended December 31, 2012 and 2011, are set forth below:

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012		2011
	(in thousands, except per unit data)
Management fees:
Closed-end funds	$140,800	$147,279	$580,636		$555,014
Open-end funds	34,485	29,123	128,821		126,014
Evergreen funds	9,463	9,663	37,983		43,293
Total management fees	184,748	186,065	747,440		724,321
Expenses:
Compensation and benefits	(82,144)	(80,036)	(330,059)		(308,115)
General, administrative and other expenses	(30,844)	(26,497)	(110,082)		(101,238)
Total expenses	(112,988)	(106,533)	(440,141)		(409,353)
Fee-related earnings	71,760	79,532	307,299		314,968
Fee-related earnings attributable to OCGH non-controlling interest	(57,365)	(67,390)	(250,014)		(266,917)
Non-Operating Group other income	—	—	6,260	(1)	—
Non-Operating Group expenses	(160)	(365)	(551)		(770)
Fee-related earnings-OCG before income taxes	14,235	11,777	62,994		47,281
Fee-related earnings-OCG income taxes	(2,249)	(2,933)	(17,407)	(1)	(13,884)
Fee-related earnings-OCG	$11,986	$8,844	$45,587		$33,397
Fee-related earnings-OCG per Class A unit	$0.40	$0.39	$1.62		$1.47
Weighted average number of Class A units outstanding	30,181	22,677	28,170		22,677

(1)
A one-time adjustment in the second quarter of 2012 had the effect of increasing income taxes-OCG by $(7,134) and increasing non-Operating Group other income by $6,260, for a net effect of additional after-tax OCG expense of $(874). This adjustment stemmed from reductions in deferred tax assets and the liability for amounts due to affiliates. The effective income tax rate applicable to fee-related earnings-OCG before income taxes for the year ended December 31, 2012 was 18% without the $(7,134) one-time expense and 28% with it.

Distributable Earnings and Distribution Calculation
Distributable earnings and the calculations of the distributions attributable to the three and twelve months ended December 31, 2012 and 2011, are set forth below:

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(in thousands, except per unit data)
Distributable Earnings:
Fee-related earnings	$71,760	$79,532	$307,299	$314,968
Incentive income, net of incentive income compensation expense	105,929	(35,805)	238,522	124,729
Receipts of investment income from funds (1)	50,013	17,259	129,621	88,693
Receipts of investment income from DoubleLine and other companies	20,170	183	33,838	1,496
Interest expense, net of interest income	(7,816)	(8,675)	(31,730)	(33,867)
Operating Group income taxes	(415)	(1,467)	(6,136)	(6,275)
Other income (expense), net	(1,507)	(1,604)	767	(1,209)
Distributable earnings	$238,134	$49,423	$672,181	$488,535
Distribution Calculation:
Operating Group distribution with respect to the period	$191,070	$92,298	$540,419	$370,033
Distribution per Operating Group unit	$1.27	$0.62	$3.59	$2.49
Adjustments per Class A unit:
Distributable earnings-OCG income taxes	(0.16)	(0.15)	(0.40)	(0.74)
Tax receivable agreement	(0.05)	(0.04)	(0.21)	(0.16)
Non-Operating Group expenses	(0.01)	(0.01)	(0.04)	(0.04)
Other adjustments, net (2)	—	—	—	0.31
Distribution per Class A unit (3)	$1.05	$0.42	$2.94	$1.86

(1)
This adjustment characterizes a portion of the distributions received from Oaktree and non-Oaktree funds as receipts of investment income or loss. In general, the income or loss component of a distribution from a fund is calculated by multiplying the amount of the distribution by the ratio of our investment’s undistributed income or loss to our remaining investment balance. In addition, if the distribution is made during the investment period, it is generally not reflected in distributable earnings until after the investment period ends.

(2)	This adjustment reflects inter-quarter timing differences.

(3)	With respect to the three months ended December 31, 2012, the distribution was announced on February 14, 2013 and is payable on March 1, 2013.
Units Outstanding

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(in thousands)
Weighted Average Units:
OCGH	120,282	125,854	122,369	125,956
Class A	30,181	22,677	28,170	22,677
Total	150,463	148,531	150,539	148,633
Units Eligible for Fiscal Period Distribution:
OCGH	120,268	126,191
Class A	30,181	22,677
Total	150,449	148,868

Subsequent to Oaktree’s initial public offering in April 2012, Oaktree issued 567,000 restricted OCGH units and 7,804 Class A units to its employees and directors, of which 522,000 OCGH units and 6,381 Class A units were granted in January 2013 and are not eligible for the distribution applicable to the fourth quarter of 2012. All units granted to employees and directors are subject to annual vesting, typically over periods of five to ten years.

Segment Statements of Financial Condition

	As of December 31,
	2012	2011
	(in thousands)
Assets:
Cash and cash-equivalents	$458,191	$297,230
U.S. Treasury and government agency securities	370,614	381,697
Management fees receivable	27,351	23,207
Incentive income receivable	82,182	28,892
Corporate investments, at equity	1,115,952	1,159,287
Deferred tax assets	159,171	72,986
Other assets	146,087	120,609
Total assets	$2,359,548	$2,083,908
Liabilities and Capital:
Liabilities:
Accounts payable and accrued expenses	$214,311	$250,191
Due to affiliates	136,165	57,574
Debt obligations	615,179	652,143
Total liabilities	965,655	959,908
Capital:
OCGH non-controlling interest in consolidated subsidiaries	1,087,491	935,858
Unitholders’ capital attributable to Oaktree Capital Group, LLC	306,402	188,142
Total capital	1,393,893	1,124,000
Total liabilities and capital	$2,359,548	$2,083,908
Corporate Investments, at Equity

	As of December 31,
	2012	2011
	(in thousands)
Investments in funds:
Oaktree funds:
Distressed debt	$475,476	$542,539
Control investing	264,186	239,706
Corporate debt	115,250	141,972
Real estate	107,408	81,502
Listed equities	69,222	39,262
Convertible securities	1,392	1,251
Non-Oaktree	53,591	91,520
Investments in companies:
DoubleLine and other	29,427	21,535
Total corporate investments, at equity	$1,115,952	$1,159,287
Fund Data
Certain information regarding our closed-end, open-end and evergreen funds is set forth below.

Closed-End Funds

			As of December 31, 2012
	Investment Period		Total Committed Capital	Drawn Capital (1)	Fund Net Income Since Inception	Distri-butions Since Inception	Net Asset Value	Management Fee-Generating AUM	Oaktree Segment Incentive Income Recog-nized	Accrued Incentives (Fund Level) (2)	Unreturned Drawn Capital Plus Accrued Preferred Return (3)	IRR Since Inception (4)		Multiple of Drawn Capital (5)
	Start Date	End Date										Gross	Net
	(in millions)
Distressed Debt
TCW Special Credits Fund I, L.P. (6)	Oct. 1988	Oct. 1991	$97	$97	$121	$218	$—	$—	$—	$—	$—	29.0%	24.7%	2.3x
TCW Special Credits Fund II, L.P. (6)	Jul. 1990	Jul. 1993	261	261	505	766	—	—	—	—	—	41.6	35.7	3.1
TCW Special Credits Fund IIb, L.P. (6)	Dec. 1990	Dec. 1993	153	153	323	476	—	—	—	—	—	44.0	37.9	3.1
TCW Special Credits Fund III, L.P. (6)	Nov. 1991	Nov. 1994	329	329	470	799	—	—	—	—	—	26.2	22.1	2.5
TCW Special Credits Fund IIIb, L.P. (6)	Apr. 1992	Apr. 1995	447	447	459	906	—	—	—	—	—	21.2	17.9	2.1
TCW Special Credits Fund IV, L.P. (6)	Jun. 1993	Jun. 1996	394	394	462	856	—	—	—	—	—	21.1	17.3	2.2
OCM Opportunities Fund, L.P.	Oct. 1995	Oct. 1998	771	771	568	1,339	—	—	74	—	—	12.4	10.2	1.8
OCM Opportunities Fund II, L.P.	Oct. 1997	Oct. 2000	1,550	1,550	989	2,539	—	—	197	—	—	11.0	8.5	1.7
OCM Opportunities Fund III, L.P.	Sep. 1999	Sep. 2002	2,077	2,077	1,287	3,335	28	—	248	6	—	15.4	11.9	1.7
OCM Opportunities Fund IV, L.P.	Sep. 2001	Sep. 2004	2,125	2,125	1,727	3,845	7	—	340	1	—	35.0	28.1	1.9
OCM Opportunities Fund IVb, L.P.	May 2002	May 2005	1,339	1,339	1,260	2,596	3	—	248	1	—	57.8	47.3	2.0
OCM Opportunities Fund V, L.P.	Jun. 2004	Jun. 2007	1,179	1,179	917	1,905	191	254	142	38	—	18.6	14.2	1.9
OCM Opportunities Fund VI, L.P.	Jul. 2005	Jul. 2008	1,773	1,773	1,155	2,073	855	920	76	149	638	11.8	8.5	1.7
OCM Opportunities Fund VII, L.P.	Mar. 2007	Mar. 2010	3,598	3,598	1,379	3,442	1,535	1,588	9	61	1,461	10.8	8.1	1.5
OCM Opportunities Fund VIIb, L.P.	May 2008	May 2011	10,940	9,844	8,555	12,804	5,595	4,963	530	1,132	—	23.7	18.0	1.9
Special Account A	Nov. 2008	Oct. 2012	253	253	271	260	264	203	5	48	55	31.9	25.7	2.1
Oaktree Opportunities Fund VIII, L.P.	Oct. 2009	Oct. 2012	4,507	4,507	1,179	489	5,198	4,403	—	230	4,799	14.7	9.7	1.3
Special Account B	Nov. 2009	Nov. 2012	1,031	1,060	294	155	1,199	1,163	—	13	1,112	15.9	14.9	1.3
Oaktree Opportunities Fund VIIIb, L.P.	Aug. 2011	Aug. 2014	2,692	2,019	143	1	2,161	2,625	—	27	2,121	16.9	9.0	1.1
Oaktree Opportunities Fund IX, L.P.	TBD	—	4,964	—	—	—	—	—	—	—	—	—	—	—
												22.9%	17.5%
Global Principal Investments
TCW Special Credits Fund V, L.P. (6)	Apr. 1994	Apr. 1997	$401	$401	$349	$750	$—	$—	$—	$—	$—	17.2%	14.6%	1.9x
OCM Principal Opportunities Fund, L.P.	Jul. 1996	Jul. 1999	625	625	282	907	—	—	—	—	—	6.4	5.4	1.5
OCM Principal Opportunities Fund II, L.P.	Dec. 2000	Dec. 2005	1,275	1,275	1,208	2,455	27	—	231	5	—	23.3	17.8	2.0
OCM Principal Opportunities Fund III, L.P.	Nov. 2003	Nov. 2008	1,400	1,400	952	1,762	590	574	42	144	200	15.0	10.5	1.8
OCM Principal Opportunities Fund IV, L.P.	Oct. 2006	Oct. 2011	3,328	3,328	1,041	1,642	2,728	2,339	—	—	3,068	8.8	6.3	1.4
Oaktree Principal Fund V, L.P.	Feb. 2009	Feb. 2014	2,827	2,021	318	84	2,257	2,756	—	16	2,235	15.2	8.1	1.3
Special Account C	Dec. 2008	Feb. 2014	505	414	202	65	550	355	9	31	432	21.7	15.9	1.5
												13.3%	9.8%
Asia Principal Investments
OCM Asia Principal Opportunities Fund, L.P.	May 2006	May 2011	$578	$503	$13	$60	$456	$361	$—	$—	$622	5.1%	0.6%	1.2x

European Principal Investments (7)
OCM European Principal Opportunities Fund, L.P.	Mar. 2006	Mar. 2009	$495	$460	$330	$159	$632	$370	$1	$45	$573	10.8%	8.3%	1.8x
OCM European Principal Opportunities Fund II, L.P.	Dec. 2007	Dec. 2012	€1,759	€1,685	€318	€245	€1,759	€1,545	€12	€—	€1,868	10.5	6.3	1.3
Oaktree European Principal Fund III, L.P.	Nov. 2011	Nov. 2016	€3,164	€1,186	€25	€3	€1,208	€3,083	€—	€—	€1,255	12.1	2.7	1.1
												10.8%	6.6%
Power Opportunities
OCM/GFI Power Opportunities Fund, L.P.	Nov. 1999	Nov. 2004	$449	$383	$251	$634	$—	$—	$23	$—	$—	20.1%	13.1%	1.8x
OCM/GFI Power Opportunities Fund II, L.P.	Nov. 2004	Nov. 2009	1,021	541	1,460	1,888	113	39	93	7	—	76.4	59.2	3.9
Oaktree Power Opportunities Fund III, L.P.	Apr. 2010	Apr. 2015	1,062	303	49	5	347	1,036	—	9	325	31.1	11.7	1.3
												35.3%	27.4%

			As of December 31, 2012
	Investment Period		Total Committed Capital	Drawn Capital (1)	Fund Net Income Since Inception	Distri-butions Since Inception		Net Asset Value	Management Fee-Generating AUM		Oaktree Segment Incentive Income Recog-nized	Accrued Incentives (Fund Level) (2)		Unreturned Drawn Capital Plus Accrued Preferred Return (3)		IRR Since Inception (4)		Multiple of Drawn Capital (5)
	Start Date	End Date														Gross	Net
	(in millions)
Real Estate
TCW Special Credits Fund VI, L.P. (6)	Aug. 1994	Aug. 1997	$506	$506	$666	$1,172	—	$—	$—		$—	$—		$—		21.1%	17.4%	2.4x
OCM Real Estate Opportunities Fund A, L.P.	Feb. 1996	Feb. 1999	379	379	295	665	28	9	—		56	4		—		10.5	8.4	1.9
OCM Real Estate Opportunities Fund B, L.P.	Mar. 1997	Mar. 2000	285	285	172	455	20	2	—		—	—		52		8.2	7.1	1.7
OCM Real Estate Opportunities Fund II, L.P.	Dec. 1998	Dec. 2001	464	440	266	705	8	1	—		52	—		—		15.2	11.1	1.7
OCM Real Estate Opportunities Fund III, L.P.	Sep. 2002	Sep. 2005	707	707	651	1,223	158	135	—		102	27		—		15.9	11.9	2.0
Oaktree Real Estate Opportunities Fund IV, L.P.	Dec. 2007	Dec. 2011	450	450	232	183	569	499	353		6	37		402		17.4	11.2	1.6
Special Account D	Nov. 2009	Nov. 2012	256	262	107	119	274	250	166		—	11		211		16.8	15.0	1.4
Oaktree Real Estate Opportunities Fund V, L.P.	Mar. 2011	Mar. 2015	1,283	1,283	167	23	1,365	1,427	1,251		—	32		1,379		15.2	9.5	1.2
Oaktree Real Estate Opportunities Fund VI, L.P. (8)	Aug. 2012	Aug. 2016	255	178	(2)	—	179	176	235		—	—		182		nm	nm	1.0
																15.4%	11.9%
Asia Real Estate
Oaktree Asia Special Situations Fund, L.P.	May 2008	Apr. 2009	$50	$19	$10	$—		$29	$—		$—	$1		$27		16.1%	8.4%	1.8x

PPIP
Oaktree PPIP Fund, L.P. (9)	Dec. 2009	Dec. 2012	$2,322	$1,113	$412	$672		$852	$565	(10)	$—	$48	(11)	$229	(11)	30.2%	N/A	1.4x

Mezzanine Finance
OCM Mezzanine Fund, L.P. (12)	Oct. 2001	Oct. 2006	$808	$773	$280	$1,038		$15	$—		$32	$3		$—		14.3%	10.7% /10.1%	1.4x
OCM Mezzanine Fund II, L.P.	Jun. 2005	Jun. 2010	1,251	1,107	411	1,125	445	393	541		—	—		444		10.5	7.3	1.5
Oaktree Mezzanine Fund III, L.P. (13)	Dec. 2009	Dec. 2014	1,592	1,097	46	234	759	910	1,552		—	—		982		10.2	9.4 / (12.7)	1.1
																11.8%	7.9%
U.S. Senior Loans
Oaktree Loan Fund, L.P.	Sep. 2007	Sep. 2012	$2,193	$2,193	$95	$2,288		$—	$—		N/A	N/A		N/A		2.5%	1.9%	1.1x
Oaktree Loan Fund, 2x, L.P.	Sep. 2007	Sep. 2015	1,722	1,722	98	1,653	310	167	165		N/A	N/A		N/A		2.7	1.9	1.1
Oaktree Enhanced Income Fund, L.P. (8)	Sep. 2012	Aug. 2015	362	205	6	—	131	211	549	(14)	N/A	N/A		N/A		nm	nm	1.0
									35,428	(15)		2,126	(15)
						Other (16)			322			1
				Total closed-end funds					$35,750			$2,127

(1)	Reflects the capital contributions of investors in the fund, net of any distributions to such investors of uninvested capital.

(2)	Excludes Oaktree segment incentive income recognized since inception.

(3)
Reflects the amount the fund needs to distribute to its investors as a return of capital and a preferred return (as applicable) before Oaktree is entitled to receive incentive income (other than tax distributions) from the fund.

(4)
The internal rate of return ("IRR") is the annualized implied discount rate calculated from a series of cash flows. It is the return that equates the present value of all capital invested in an investment to the present value of all returns of capital, or the discount rate that will provide a net present value of all cash flows equal to zero. Fund-level IRRs are calculated based upon the actual timing of cash distributions to investors and the residual value of such investor's capital accounts at the end of the applicable period being measured. Gross IRRs reflect returns before allocation of management fees, expenses and any incentive allocation to the fund's general partner. Net IRRs reflect returns to non-affiliated investors after allocation of management fees, expenses and any incentive allocation to the fund's general partner.

(5)	Calculated as Drawn Capital plus gross income before fees and expenses divided by Drawn Capital.

(6)
The fund was managed by certain Oaktree investment professionals while employed at the Trust Company of the West prior to Oaktree's founding in 1995. When these employees joined Oaktree upon, or shortly after, its founding, they continued to manage the fund through the end of its term pursuant to a sub-advisory relationship between the Trust Company of the West and Oaktree.

(7)
Aggregate IRRs based on conversion of OCM European Principal Opportunities Fund II, L.P. and Oaktree European Principal Fund III, L.P. cash flows from Euros to USD at the December 31, 2012 spot rate of $1.3184.

(8)	The IRR is not considered meaningful (“nm”) as the period from the initial contribution through December 31, 2012 is less than one year.

(9)
Due to the differences in allocations of income and expenses to this fund's two primary limited partners, the United States Treasury and Oaktree PPIP Private Fund, L.P., a combined net IRR is not represented. Of the $2,322 million in capital commitments, $1,161 million relates to the Oaktree PPIP Private Fund, L.P. The gross and net IRR for the Oaktree PPIP Private Fund, L.P. were 27.1% and 19.8%, respectively, as of December 31, 2012.

(10)
The United States Treasury incurs management fees for the Oaktree PPIP Fund, L.P., paid quarterly in arrears, based on their Interest Value as of December 31, 2012. Limited Partners of the Oaktree PPIP Private Fund, L.P. incur management fees based on Invested Capital as of December 31, 2012 totaling $210.4 million, paid quarterly in advance.

(11)	Represents amounts related to the Oaktree PPIP Private Fund, L.P. only.

(12)
The fund's partnership interests are divided into Class A and Class B interests, with the Class A interests having priority with respect to the distribution of current income and disposition proceeds. Net IRR for Class A interests is 10.7% and Class B interests is 10.1%. Combined net IRR for the Class A and Class B interests is 10.4%.

(13)
The fund's partnership interests are divided into Class A and Class B interests, with the Class A interests having priority with respect to the distribution of current income and disposition proceeds. Net IRR for Class A interests is 9.4% and Class B interests is (12.7)%. Combined net IRR for Class A and Class B interests is 4.2%.

(14)	Represents gross assets, including leverage of $353 million.

(15)	Euro amounts were translated at 1.3184 U.S. dollars to 1 Euro in calculating totals.

(16)	Includes separate accounts and a non-Oaktree fund.

Open-End Funds

		As of December 31, 2012		Year Ended December 31, 2012			Since Inception Through December 31, 2012
	Composite Inception	Strategy AUM	Management Fee-Generating AUM	Annualized Rates of Return (1)						Sharpe Ratio
				Oaktree Composite		Relevant Benchmark	Oaktree Composite		Relevant Benchmark	Oaktree Composite Gross	Relevant Benchmark
				Gross	Net		Gross	Net
		(in millions)
U.S. High Yield Bonds	Jan. 1986	$17,266	$17,263	14.0%	13.4%	14.7%	10.1%	9.5%	8.9%	0.81	0.54
European High Yield Bonds	May 1999	1,425	1,424	21.8	21.2	22.9	8.3	7.7	6.2	0.60	0.33
U.S. Convertibles	Apr. 1987	4,273	4,273	14.8	14.2	15.0	9.7	9.2	7.8	0.45	0.28
Non-U.S. Convertibles	Oct. 1994	2,240	2,239	13.7	13.2	14.7	8.9	8.2	5.8	0.74	0.34
High Income Convertibles	Aug. 1989	1,053	1,053	10.6	10.1	15.2	11.9	11.1	8.8	1.00	0.58
U.S. Senior Loans	Sep. 2008	1,750	1,737	8.7	8.1	9.4	8.6	8.0	6.3	1.20	0.56
European Senior Loans	May 2009	1,029	1,028	14.0	13.3	10.4	12.8	12.1	13.8	1.91	1.91
Emerging Markets Equity	Jul. 2011	56	39	25.1	24.1	18.2	1.0	0.2	(3.0)	0.04	(0.12)
	Total open-end funds		$29,056

(1)	Represents Oaktree’s time-weighted rates of return, including reinvestment of income, net of commissions and transaction costs. Returns for Relevant Benchmarks are presented on a gross basis.

Evergreen Funds

		As of December 31, 2012				Annualized Rates of Return
	Inception	AUM	Management Fee-Generating AUM	Accrued Incentives (Fund Level)		Year Ended December 31, 2012		Since Inception through December 31, 2012
						Gross	Net	Gross	Net
		(in millions)
Value Opportunities	Sep. 2007	$1,712	$1,657	$—	(2)	20.2%	15.0%	13.3%	8.5%
Emerging Markets Absolute Return	Apr. 1997	344	321	—	(2)	11.6	9.1	16.0	11.0
			1,978	—
	Restructured funds (1)		—	11
	Total evergreen funds		$1,978	$11

(1)
Oaktree manages three restructured evergreen funds that are in liquidation: European Credit Opportunities Fund, L.P., Oaktree High Yield Plus Fund, L.P. and OCM Japan Opportunities Fund, L.P. (Yen class). As of December 31, 2012, these funds had gross and net IRRs since inception of (2.0)% and (4.5)%, 8.0% and 5.6%, and (8.8)% and (9.9)%, respectively, and in the aggregate had AUM of $202.7 million. Additionally, Oaktree High Yield Plus Fund, L.P. had accrued incentives (fund level) of $10.8 million as of December 31, 2012.

(2)
For the year ended December 31, 2012, segment gross incentive income recognized by Oaktree totaled $40.5 million and $1.1 million for Value Opportunities and Emerging Markets Absolute Return, respectively.

GLOSSARY
Accrued Incentives (Fund Level) represents the incentive income that would be paid to us if the funds were liquidated at their reported values as of the date of the financial statements. Incentives created (fund level) refers to the amount generated by the funds during the period. We refer to the amount of incentive income recognized as revenue by us as segment incentive income. We recognize incentive income when it becomes fixed or determinable, all related contingencies have been removed and collection is reasonably assured. Amounts recognized by us as incentive income no longer are included in accrued incentives (fund level), the term we use for remaining fund-level accruals.
Adjusted net income (“ANI”) is a measure of profitability for our investment management segment. The components of revenues and expenses used in the determination of ANI do not give effect to the consolidation of the funds that we manage. In addition, ANI excludes the effect of: (a) non-cash equity compensation charges related to unit grants made before our initial public offering, (b) income taxes, (c) expenses that OCG or its Intermediate Holding Companies bear directly and (d) the adjustment for the OCGH non-controlling interest. ANI is calculated at the Operating Group level.
Adjusted net income–OCG, or adjusted net income per Class A unit, a non-GAAP measure, is calculated to provide Class A unitholders with a measure that shows the portion of ANI attributable to their ownership. Adjusted net income-OCG represents ANI including the effect of (a) the OCGH non-controlling interest, (b) expenses, such as income tax expense, that OCG or its Intermediate Holding Companies bear directly and (c) any Operating Group income taxes attributable to OCG. Two of our Intermediate Holding Companies incur federal and state income taxes for their shares of Operating Group income. Generally speaking, those two corporate entities hold an interest in the Operating Group’s management fee-generating assets and a small portion of its incentive- and investment income-generating assets. As a result, historically our fee-related earnings generally have been subject to corporate-level taxation, and our incentive income and investment income generally have not been subject to corporate-level taxation. Thus, the blended effective income tax rate has generally tended to be higher to the extent that fee-related earnings represented a larger proportion of our ANI. Myriad other factors affect income tax expense and the effective income tax rate, and there can be no assurance that this historical relationship will continue going forward.
Assets under management (“AUM”) generally refers to the assets we manage and equals the NAV of our funds plus the undrawn capital that we are entitled to call from investors in those funds pursuant to their capital commitments and fund-level leverage that generates management fees.

•
Management fee-generating assets under management (“management fee-generating AUM”) reflects the AUM on which we earn management fees for the following quarter. Our closed-end funds typically pay management fees based on committed capital during the investment period, without regard to changes in NAV or the pace of capital drawdowns, and during the liquidation period on the lesser of (a) total funded capital and (b) the cost basis of assets remaining in the fund. The annual management fee rate remains unchanged from the investment period through the liquidation period. Our open-end and evergreen funds pay management fees based on their NAV. As compared with AUM, management fee-generating AUM generally excludes the following:

◦	Differences between AUM and either committed capital or cost basis for closed-end funds, other than for closed-end funds that pay management fees based on NAV and leverage, as applicable;

◦	Undrawn capital commitments to funds for which management fees are based on NAV or drawn capital;

◦	Capital commitments to closed-end funds that have not yet commenced their investment periods;

◦	The investments we make as general partner;

◦	Closed-end funds that are beyond the term during which they pay management fees; and

◦	AUM in three restructured and liquidating evergreen funds for which management fees were waived commencing in 2009.

•	Incentive-creating assets under management (“incentive-creating AUM”) refers to the AUM that may eventually produce incentive income. It represents the NAV of our funds for which we are entitled to receive an incentive allocation, excluding investments made by us and our employees (which are not subject to an incentive allocation). All funds for which we are entitled to receive an incentive allocation are included in incentive-creating AUM, regardless of whether or not they are currently generating incentives. Incentive-creating AUM does not include undrawn capital commitments because they are not part of the NAV.
Consolidated funds refers to those funds that Oaktree consolidates through a majority voting interest or otherwise, including those funds in which Oaktree as the general partner is presumed to have control.
Distributable earnings is a non-GAAP performance measure derived from our segment results that we use to measure our earnings at the Operating Group level without the effects of the consolidated funds for the purpose of, among other things, assisting in the determination of equity distributions from the Operating Group. However, the declaration, payment and determination of the amount of equity distributions, if any, is at the sole discretion of our board of directors, which may change our distribution policy at any time.
Distributable earnings differs from ANI in that it is net of Operating Group income taxes, excludes segment investment income (loss), and includes the receipt of investment income or loss from distributions by our investments in funds and companies. In contrast to the GAAP measure of net income or loss attributable to OCG, distributable earnings also exclude the effect of: (a) non-cash equity compensation charges related to unit grants made before our initial public offering, (b) income taxes and expenses that OCG or its Intermediate Holding Companies bear directly, and (c) the adjustment for the OCGH non-controlling interest.
Distributable earnings–OCG, or distributable earnings per Class A unit, a non-GAAP measure, is calculated to provide Class A unitholders with a measure that shows the portion of distributable earnings attributable to their ownership. Distributable earnings-OCG represents distributable earnings including the effect of (a) the OCGH non-controlling interest, (b) expenses, such as current income tax expense, that OCG or its Intermediate Holding Companies bear directly and (c) amounts payable under a tax receivable agreement. The income tax expense included in distributable earnings-OCG represents the implied current provision for income taxes calculated using an approach similar to that which is used in calculating the income tax provision for adjusted net income-OCG.
Economic net income (“ENI”) is a non-GAAP measure that we use to evaluate the financial performance of our segment by applying the “method 2,” instead of the “method 1,” approach to accounting for incentive income. ANI follows method 1, for which incentive income is recognized by us when it becomes fixed or determinable, all related contingencies have been removed and collection is reasonably assured. The method 2 approach followed by ENI recognizes incentive income as if the funds were liquidated at their reported values as of the date of the financial statements. ENI is computed by adjusting ANI for the change in accrued incentives (fund level), net of associated incentive income compensation expense, during the period.
Economic net income–OCG, or economic net income per Class A unit, a non-GAAP measure, is calculated to provide Class A unitholders with a measure that shows the portion of ENI attributable to their ownership. Economic net income-OCG represents ENI, including the effect of (a) the OCGH non-controlling interest, (b) expenses, such as income tax expense, that OCG or its Intermediate Holding Companies bear directly and (c) any Operating Group income taxes attributable to OCG. The income tax expense included in economic net income-OCG represents the implied provision for income taxes calculated using an approach similar to that which is used in calculating the income tax provision for adjusted net income-OCG.
Fee-related earnings (“FRE”) is a non-GAAP measure that we use to monitor the baseline earnings of our business. FRE is comprised of segment management fees less segment operating expenses other than incentive income compensation expense. This calculation is considered baseline because it applies all bonus and other general expenses to management fees, even though a significant portion of those expenses is attributable to incentive and investment income. FRE is presented before income taxes.
Fee-related earnings–OCG, or fee-related earnings per Class A unit, is a non-GAAP measure calculated to provide Class A unitholders with a measure that shows the portion of FRE attributable to their ownership. Fee-related earnings-OCG represents FRE, including the effect of (a) the OCGH non-controlling interest, (b) expenses, such as income tax expense, that OCG or its Intermediate Holding Companies bear directly and (c) any Operating

Group income taxes attributable to OCG. Fee-related earnings – OCG income taxes is calculated excluding any segment incentive income or investment income (loss).
Intermediate Holding Companies collectively refers to the subsidiaries wholly owned by us.
Net asset value (“NAV”) refers to the value of all the assets of a fund (including cash and accrued interest and dividends) less all liabilities of the fund (including accrued expenses and any reserves established by us, in our discretion, for contingent liabilities), without reduction for accrued incentives (fund level) because they are reflected in the partners’ capital of the fund.
Oaktree, OCG, we, us, our and our company refers to Oaktree Capital Group, LLC and, where applicable, its subsidiaries and affiliates.
Oaktree Operating Group (“Operating Group”) refers collectively to the entities that control the general partners and investment advisors of our funds in which we have a minority economic interest and indirect control.
Relevant Benchmark refers, with respect to:

•	our U.S. high yield bond strategy, to the Citigroup U.S. High Yield Cash-Pay Capped Index;

•	our European high yield bond strategy, to the BofA Merrill Lynch Global Non-Financial High Yield European Issuers excluding Russia 3% Constrained Index (USD Hedged);

•	our U.S. senior loan strategy (with the exception of the closed-end funds), to the Credit Suisse Leveraged Loan Index;

•	our European senior loan strategy, to the Credit Suisse Western European Leveraged Loan Index (EUR Hedged);

•
our U.S. convertible securities strategy, to an Oaktree custom convertible index that represents the Credit Suisse Convertible Securities Index from inception through December 31, 1999, the Goldman Sachs/Bloomberg Convertible 100 Index from January 1, 2000 through June 30, 2004 and the BofA Merrill Lynch All U.S. Convertibles Index thereafter;

•	our non-U.S. convertible securities strategy, to the JACI Global ex-U.S. (Local) Index; and

•	our high income convertible securities strategy, to the Citigroup U.S. High Yield Market Index.
Sharpe Ratio refers to a metric used to calculate risk-adjusted return. The Sharpe Ratio is the ratio of excess return to volatility, with excess return defined as the return above that of a riskless asset (based on the three-month U.S. Treasury bill, or for our European senior loan strategy, the Euro Overnight Index Average) divided by the standard deviation of such return. A higher Sharpe Ratio indicates a return that is higher than would be expected for the level of risk compared to the risk-free rate.

EXHIBIT A
Use of Non-GAAP financial information
Oaktree discloses certain financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States (“non-GAAP”) in this earnings release. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are presented below. Management makes operating decisions and assesses the performance of Oaktree’s business based on these non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.
Reconciliation of Segment Results to GAAP Net Income (Loss)
The following table reconciles fee-related earnings and adjusted net income to net income (loss) attributable to Oaktree Capital Group, LLC.

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(in thousands)
Fee-related earnings (1)	$71,760	$79,532	$307,299	$314,968
Incentive income	210,255	32,057	461,116	303,963
Incentive income compensation expense	(104,326)	(67,862)	(222,594)	(179,234)
Investment income	52,010	43,259	202,392	23,763
Interest expense, net of interest income (2)	(7,816)	(8,675)	(31,730)	(33,867)
Other income (expense), net	(1,507)	(1,604)	767	(1,209)
Adjusted net income	220,376	76,707	717,250	428,384
Equity-based compensation (3)	(8,671)	(238,183)	(36,024)	(948,746)
Income taxes (4)	(3,365)	(5,168)	(30,858)	(21,088)
Non-Operating Group other income (5)	—	—	6,260	—
Non-Operating Group expenses (5)	(160)	(364)	(553)	(768)
OCGH non-controlling interest (5)	(168,909)	138,065	(548,265)	446,246
Net income (loss) attributable to Oaktree Capital Group, LLC	$39,271	$(28,943)	$107,810	$(95,972)

(1)	Fee-related earnings is a component of adjusted net income and is comprised of segment management fees less segment operating expenses other than incentive income compensation expense.

(2)
Interest income was $0.7 million and $0.1 million for the three months ended December 31, 2012 and 2011, respectively, and $2.6 million and $2.3 million for the years ended December 31, 2012 and 2011, respectively.

(3)
This adjustment adds back the effect of equity-based compensation charges for OCGH units issued prior to our initial public offering, which is excluded from adjusted net income and fee-related earnings because it is a non-cash charge that does not affect our financial position.

(4)
Because adjusted net income and fee-related earnings are pre-tax measures, this adjustment adds back the effect of income tax expense which is not included in the calculation of adjusted net income and fee-related earnings.

(5)
Because adjusted net income and fee-related earnings are calculated at the Operating Group level, this adjustment adds back the effect of items applicable to OCG, its Intermediate Holding Companies or the OCGH non-controlling interest.

The following table reconciles fee-related earnings-OCG and adjusted net income-OCG to net income (loss) attributable to Oaktree Capital Group, LLC.

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(in thousands)
Fee-related earnings-OCG (1)	$11,986	$8,844	$45,587	$33,397
Incentive income attributable to OCG	42,174	4,894	88,809	46,353
Incentive income compensation expense attributable to OCG	(20,927)	(10,361)	(43,001)	(27,342)
Investment income attributable to OCG	10,432	6,605	37,293	3,607
Interest expense, net of interest income attributable to OCG	(1,567)	(1,324)	(5,924)	(5,166)
Other income (expense) attributable to OCG	(302)	(246)	40	(186)
Non-fee-related earnings income taxes attributable to OCG (2)	(785)	(992)	(8,409)	(1,886)
Adjusted net income-OCG (1)	41,011	7,420	114,395	48,777
Equity-based compensation (3)	(1,740)	(36,363)	(6,585)	(144,749)
Net income (loss) attributable to Oaktree Capital Group, LLC	$39,271	$(28,943)	$107,810	$(95,972)

(1)
Fee-related earnings-OCG and adjusted net income-OCG are calculated to evaluate the portion of adjusted net income and fee-related earnings attributable to Class A unitholders. These measures are net of income taxes and expenses that OCG or its Intermediate Holding Companies bear directly.

(2)
This adjustment adds back income taxes associated with segment incentive income, incentive income compensation expense or investment income (loss), which are not included in the calculation of fee-related earnings-OCG.

(3)
This adjustment adds back the effect of equity-based compensation charges attributable to OCG for unit grants issued prior to our initial public offering, which is excluded from adjusted net income-OCG and fee-related earnings-OCG because it is a non-cash charge that does not affect our financial position.

The following table reconciles distributable earnings and adjusted net income to net income (loss) attributable to Oaktree Capital Group, LLC.

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(in thousands)
Distributable earnings	$238,134	$49,423	$672,181	$488,535
Investment income (1)	52,010	43,259	202,392	23,763
Receipts of investment income from funds (2)	(50,013)	(17,259)	(129,621)	(88,693)
Receipts of investment income from DoubleLine and other companies	(20,170)	(183)	(33,838)	(1,496)
Operating Group income taxes	415	1,467	6,136	6,275
Adjusted net income	220,376	76,707	717,250	428,384
Equity-based compensation (3)	(8,671)	(238,183)	(36,024)	(948,746)
Income taxes (4)	(3,365)	(5,168)	(30,858)	(21,088)
Non-Operating Group other income (5)	—	—	6,260	—
Non-Operating Group expenses (5)	(160)	(364)	(553)	(768)
OCGH non-controlling interest (5)	(168,909)	138,065	(548,265)	446,246
Net income (loss) attributable to Oaktree Capital Group, LLC	$39,271	$(28,943)	$107,810	$(95,972)

(1)
This adjustment eliminates our segment investment income, which with respect to investment in funds is initially largely non-cash in nature and is thus not available to fund our operations or make equity distributions.

(2)
This adjustment characterizes a portion of the distributions received from Oaktree and non-Oaktree funds as receipts of investment income or loss. In general, the income or loss component of a distribution from a fund is calculated by multiplying the amount of the distribution by the ratio of our investment’s undistributed income or loss to our remaining investment balance. In addition, if the distribution is made during the investment period, it is generally not reflected in distributable earnings until after the investment period ends.

(3)
This adjustment adds back the effect of equity-based compensation charges for OCGH units issued prior to the date of our initial public offering, which is excluded from adjusted net income and distributable earnings because it is a non-cash charge that does not affect our financial position.

(4)
Because adjusted net income and distributable earnings are pre-tax measures, this adjustment adds back the effect of income tax expense which is not included in the calculation of adjusted net income and distributable earnings.

(5)
Because adjusted net income and distributable earnings are calculated at the Operating Group level, this adjustment adds back the effect of items applicable to OCG, its Intermediate Holding Companies or the OCGH non-controlling interest.

The following table reconciles distributable earnings-OCG and adjusted net income-OCG to net income (loss) attributable to Oaktree Capital Group, LLC.

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(in thousands)
Distributable earnings-OCG (1)	$41,252	$8,817	$107,678	$59,446
Investment income attributable to OCG	10,432	6,605	37,293	3,607
Receipts of investment income from funds attributable to OCG	(10,032)	(2,637)	(25,215)	(13,542)
Receipts of investment income from DoubleLine and other companies attributable to OCG	(4,046)	(28)	(5,891)	(228)
Distributable earnings-OCG income taxes	4,705	(2,499)	12,185	10,969
Tax receivable agreement	1,651	864	6,808	3,339
Non-Operating Group other income	—	—	6,260	—
Income taxes of Intermediate Holding Companies	(2,951)	(3,702)	(24,723)	(14,814)
Adjusted net income-OCG (1)	41,011	7,420	114,395	48,777
Equity-based compensation	(1,740)	(36,363)	(6,585)	(144,749)
Net income (loss) attributable to Oaktree Capital Group, LLC	$39,271	$(28,943)	$107,810	$(95,972)

(1)
Distributable earnings-OCG and adjusted net income-OCG are calculated to evaluate the portion of adjusted net income and distributable earnings attributable to Class A unitholders. These measures are net of income taxes and expenses that OCG or its Intermediate Holding Companies bear directly. A reconciliation of distributable earnings to distributable earnings-OCG follows below.

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(in thousands, except per unit data)
Distributable earnings	$238,134	$49,423	$672,181	$488,535
Distributable earnings attributable to OCGH non- controlling interest	(190,366)	(41,877)	(544,957)	(414,013)
Non-Operating Group expenses	(160)	(364)	(553)	(768)
Distributable earnings-OCG income taxes	(4,705)	2,499	(12,185)	(10,969)
Tax receivable agreement	(1,651)	(864)	(6,808)	(3,339)
Distributable earnings-OCG	$41,252	$8,817	$107,678	$59,446
Distributable earnings-OCG per Class A unit	$1.37	$0.39	$3.82	$2.62

The following table reconciles economic net income and adjusted net income to net income (loss) attributable to Oaktree Capital Group, LLC.

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(in thousands)
Economic net income (1)	$221,705	$237,214	$971,733	$289,512
Change in accrued incentives (fund level), net of associated incentive income compensation expense (2)	(1,329)	(160,507)	(254,483)	138,872
Adjusted net income	220,376	76,707	717,250	428,384
Equity-based compensation (3)	(8,671)	(238,183)	(36,024)	(948,746)
Income taxes (4)	(3,365)	(5,168)	(30,858)	(21,088)
Non-Operating Group other income (5)	—	—	6,260	—
Non-Operating Group expenses (5)	(160)	(364)	(553)	(768)
OCGH non-controlling interest (5)	(168,909)	138,065	(548,265)	446,246
Net income (loss) attributable to Oaktree Capital Group, LLC	$39,271	$(28,943)	$107,810	$(95,972)

(1)	Please see Glossary for the definition of economic net income.

(2)
The change in accrued incentives (fund level), net of associated incentive income compensation expense, represents the difference between (a) our recognition of net incentive income when it becomes fixed or determinable, all related contingencies have been removed and collection is reasonably assured, and (b) the incentive income generated by the funds during the period that would be due to us if the funds were liquidated at their reported values as of that date, net of associated incentive income compensation expense.

(3)
This adjustment adds back the effect of equity-based compensation charges for OCGH units issued prior to our initial public offering, which is excluded from adjusted net income and economic net income because it is a non-cash charge that does not affect our financial position.

(4)
Because adjusted net income and economic net income are pre-tax measures, this adjustment adds back the effect of income tax expense which is not included in the calculation of adjusted net income and economic net income.

(5)
Because adjusted net income and economic net income are calculated at the Operating Group level, this adjustment adds back the effect of items applicable to OCG, its Intermediate Holding Companies or the OCGH non-controlling interest.

The following table reconciles economic net income-OCG and adjusted net income-OCG to net income (loss) attributable to Oaktree Capital Group, LLC.

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(in thousands)
Economic net income-OCG (1)	$44,385	$23,790	$161,980	$28,500
Change in accrued incentives (fund level), net of associated incentive income compensation expense attributable to OCG	(267)	(24,506)	(46,103)	21,278
Economic net income-OCG income taxes	(73)	12,062	24,334	14,770
Income taxes-OCG	(3,034)	(3,926)	(25,816)	(15,771)
Adjusted net income-OCG (1)	41,011	7,420	114,395	48,777
Equity-based compensation	(1,740)	(36,363)	(6,585)	(144,749)
Net income (loss) attributable to Oaktree Capital Group, LLC	$39,271	$(28,943)	$107,810	$(95,972)

(1)
Economic net income-OCG and adjusted net income-OCG are calculated to evaluate the portion of adjusted net income and economic net income attributable to Class A unitholders. These measures are net of income taxes and expenses that OCG or its Intermediate Holding Companies bear directly. A reconciliation of economic net income to economic net income-OCG follows below.

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(in thousands, except per unit data)
Economic net income	$221,705	$237,214	$971,733	$289,512
Economic net income attributable to OCGH non- controlling interest	(177,233)	(200,998)	(791,126)	(245,474)
Non-Operating Group expenses	(160)	(364)	(553)	(768)
Non-Operating Group other income	—	—	6,260	—
Economic net income-OCG income taxes	73	(12,062)	(24,334)	(14,770)
Economic net income-OCG	$44,385	$23,790	$161,980	$28,500
Economic net income-OCG per Class A unit	$1.47	$1.05	$5.75	$1.26

The following tables reconcile segment information to consolidated financial data:

	As of or for the Three Months Ended December 31, 2012
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1)	$184,748	$(141,993)	$42,755
Incentive income (1)	210,255	(206,208)	4,047
Investment income (1)	52,010	(44,311)	7,699
Total expenses (2)	(217,314)	(30,694)	(248,008)
Interest expense, net (3)	(7,816)	(4,318)	(12,134)
Other expense, net	(1,507)	—	(1,507)
Other income of consolidated funds (4)	—	1,566,735	1,566,735
Income taxes	—	(3,365)	(3,365)
Net income attributable to non-controlling redeemable interests in consolidated funds	—	(1,148,042)	(1,148,042)
Net income attributable to OCGH non-controlling interest in consolidated subsidiaries	—	(168,909)	(168,909)
Adjusted net income/net income attributable to Oaktree Capital Group, LLC	$220,376	$(181,105)	$39,271
Corporate investments, at equity (5)	$1,115,952	$(1,017,002)	$98,950
Total assets (6)	$2,359,548	$41,510,450	$43,869,998

(1)	The adjustment represents the elimination of amounts attributable to the consolidated funds.

(2)
The expense adjustments consist of: (i) equity-based compensation charges for OCGH units issued prior to our initial public offering of $8,671, (ii) consolidated fund expenses of $21,863 and (iii) expenses incurred by the Intermediate Holding Companies of $160.

(3)	The interest expense adjustment represents the inclusion of interest expense attributable to non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)
The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income attributable to non-controlling interests of the consolidated funds.

(5)	The adjustment to corporate investments is to remove from segment assets the consolidated funds that are treated as equity method investments for segment reporting purposes.

(6)
The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily corporate investments in funds and incentive income receivable.

	As of or for the Three Months Ended December 31, 2011
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1)	$186,065	$(150,120)	$35,945
Incentive income (1)	32,057	(32,057)	—
Investment income (loss) (1)	43,259	(43,305)	(46)
Total expenses (2)	(174,395)	(267,546)	(441,941)
Interest expense, net (3)	(8,675)	(4,404)	(13,079)
Other expense, net	(1,604)	—	(1,604)
Other income of consolidated funds (4)	—	2,147,145	2,147,145
Income taxes	—	(5,168)	(5,168)
Net income attributable to non-controlling redeemable interests in consolidated funds	—	(1,888,260)	(1,888,260)
Net loss attributable to OCGH non-controlling interest in consolidated subsidiaries	—	138,065	138,065
Adjusted net income/net loss attributable to Oaktree Capital Group, LLC	$76,707	$(105,650)	$(28,943)
Corporate investments, at equity (5)	$1,159,287	$(1,037,462)	$121,825
Total assets (6)	$2,083,908	$42,210,248	$44,294,156

(1)	The adjustment represents the elimination of amounts attributable to the consolidated funds.

(2)
The expense adjustments consist of: (i) equity-based compensation charges for OCGH units issued prior to our initial public offering of $238,183, (ii) consolidated fund expenses of $28,999 and (iii) expenses incurred by the Intermediate Holding Companies of $364.

(3)	The interest expense adjustment represents the inclusion of interest expense attributable to non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)
The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income attributable to non-controlling interests of the consolidated funds.

(5)	The adjustment to corporate investments is to remove from segment assets the consolidated funds that are treated as equity method investments for segment reporting purposes.

(6)
The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily corporate investments in funds and incentive income receivable.

	As of or for the Year Ended December 31, 2012
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1)	$747,440	$(612,872)	$134,568
Incentive income (1)	461,116	(450,701)	10,415
Investment income (1)	202,392	(177,010)	25,382
Total expenses (2)	(662,735)	(127,868)	(790,603)
Interest expense, net (3)	(31,730)	(14,043)	(45,773)
Other income, net (4)	767	6,260	7,027
Other income of consolidated funds (5)	—	7,362,259	7,362,259
Income taxes	—	(30,858)	(30,858)
Net income attributable to non-controlling redeemable interests in consolidated funds	—	(6,016,342)	(6,016,342)
Net income attributable to OCGH non-controlling interest in consolidated subsidiaries	—	(548,265)	(548,265)
Adjusted net income/net income attributable to Oaktree Capital Group, LLC	$717,250	$(609,440)	$107,810
Corporate investments, at equity (6)	$1,115,952	$(1,017,002)	$98,950
Total assets (7)	$2,359,548	$41,510,450	$43,869,998

(1)	The adjustment represents the elimination of amounts attributable to the consolidated funds.

(2)
The expense adjustments consist of: (i) equity-based compensation charges for OCGH units issued prior to our initial public offering of $36,024, (ii) consolidated fund expenses of $91,291 and (iii) expenses incurred by the Intermediate Holding Companies of $553.

(3)	The interest expense adjustment represents the inclusion of interest expense attributable to non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)
The other income, net adjustment represents other income or expenses of OCG or its Intermediate Holding Companies. This amount is attributable to a reduction in the amount of the deferred tax asset associated with our tax receivable agreement, which reduced the tax receivable agreement liability payable to OCGH Unitholders.

(5)
The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income attributable to non-controlling interests of the consolidated funds.

(6)	The adjustment to corporate investments is to remove from segment assets the consolidated funds that are treated as equity method investments for segment reporting purposes.

(7)
The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily corporate investments in funds and incentive income receivable.

	As of or for the Year Ended December 31, 2011
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1)	$724,321	$(583,606)	$140,715
Incentive income (1)	303,963	(288,908)	15,055
Investment income (1)	23,763	(15,163)	8,600
Total expenses (2)	(588,587)	(1,056,277)	(1,644,864)
Interest expense, net (3)	(33,867)	(17,076)	(50,943)
Other expense, net	(1,209)	—	(1,209)
Other income of consolidated funds (4)	—	1,245,089	1,245,089
Income taxes	—	(21,088)	(21,088)
Net income attributable to non-controlling redeemable interests in consolidated funds	—	(233,573)	(233,573)
Net loss attributable to OCGH non-controlling interest in consolidated subsidiaries	—	446,246	446,246
Adjusted net income/net loss attributable to Oaktree Capital Group, LLC	$428,384	$(524,356)	$(95,972)
Corporate investments, at equity (5)	$1,159,287	$(1,037,462)	$121,825
Total assets (6)	$2,083,908	$42,210,248	$44,294,156

(1)	The adjustment represents the elimination of amounts attributable to the consolidated funds.

(2)
The expense adjustments consist of: (i) equity-based compensation charges for OCGH units issued prior to our initial public offering of $948,746, (ii) consolidated fund expenses of $106,763 and (iii) expenses incurred by the Intermediate Holding Companies of $768.

(3)	The interest expense adjustment represents the inclusion of interest expense attributable to non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)
The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income attributable to non-controlling interests of the consolidated funds.

(5)	The adjustment to corporate investments is to remove from segment assets the consolidated funds that are treated as equity method investments for segment reporting purposes.

(6)
The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily corporate investments in funds and incentive income receivable.